As filed with the Securities and Exchange Commission on May 27, 2005.

                                                     Registration No. 333-113550

--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ---------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ---------------------------------


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                     47-0772104
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)


         224 South 108th Avenue
            Omaha, Nebraska                                    68154
(Address of principal executive offices)                     (Zip Code)


                      Transaction Systems Architects, Inc.
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)


                             Dennis P. Byrnes, Esq.
              Senior Vice President, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
  (Name, address, telephone number, including area code, of agent for service)

                -------------------------------------------------

                       ---------------------------------


      This Post-Effective Amendment No. 1 is being filed to file an updated
  Exhibit 3.1, Exhibit 4.1 and Exhibit 23.1 to the Registration Statements (as defined in Part II below). The updated Exhibit 4.1 reflects an amendment to the
  Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan (the
    "Plan") adopted by the Registrant's Board of Directors to eliminate the "look-back" provisions formerly found in Sections 7.02 and 7.03 of the Plan.

   Prior to the above-referenced amendment, the Plan's "look-back" provisions provided, in effect, that the purchase price paid by participants for the
Registrant's common stock was 85% of the lower of the common stock's fair market value on either (1) the first business day of the Participation Period (as defined in the Plan) or (2) the last business day of the Participation Period.
   As amended (i.e., in the absence of the "look-back" provisions), the Plan provides that the purchase price paid by participants for the Registrant's common stock, effective with respect to the Participation Period beginning May
  1, 2005 and those thereafter, will be 85% of the common stock's fair market value on the last business day of a Participation Period.

    This Post-Effective Amendment No. 1 to the Registration Statements shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933, as amended.


                       ---------------------------------

                                    PART II

    Part II of the Registration Statements (No. 333-73027, No. 333-59630 and No. 333-113550) on Form S-8, filed by the Registrant with the Securities and Exchange Commission on February 26, 1999, April 27, 2001 and March 12, 2004, respectively (collectively, the "Registration Statements"), are hereby amended by adding the following amended exhibits.

Item 8.  Exhibits

  Exhibit No.  Description
  -----------  -----------
      3.1 Amended and Restated Certificate of Incorporation of Registrant (filed on January 26, 2005 as Annex A to the Registrant's Proxy Statement for its 2005 Annual Meeting (File No. 000-25346) and incorporated herein by reference)

      4.1 Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan, as amended February 20, 2001, March 9, 2004 and March 8, 2005 filed on May 10, 2005 as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-25346) and incorporated herein by reference)

     23.1  *   Consent of Independent Registered Public Accounting Firm
  ----------------------------------------
  *  Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on May 25, 2005.

                                        TRANSACTION SYSTEMS ARCHITECTS, INC.


                                        By:        /s/ Philip G. Heasley
                                           -------------------------------------
                                                     Philip G. Heasley
                                           President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements has been signed below by the following persons in the capacities indicated on date indicated.


           Name                               Title                          Date
           ----                               -----                          ----

   /s/ Philip G. Heasley      President, Chief Executive Officer         May 25, 2005
---------------------------     and Director
     Philip G. Heasley        (Principal Executive Officer)



   /s/ David R. Bankhead      Senior Vice President, Chief Financial     May 25, 2005
---------------------------     Officer and Treasurer
     David R. Bankhead        (Principal Financial Officer)



   /s/ Donald P. Newman       Vice President, Chief Accounting Officer   May 25, 2005
---------------------------     and Controller
     Donald P. Newman         (Principal Accounting Officer)



   /s/ Harlan F. Seymour      Chairman of the Board and Director         May 25, 2005
---------------------------
     Harlan F. Seymour


  /s/ Roger K. Alexander      Director                                   May 25, 2005
---------------------------
    Roger K. Alexander


    /s/ John D. Curtis        Director                                   May 25, 2005
---------------------------
      John D. Curtis


  /s/ Gregory D. Derkacht     Director                                   May 25, 2005
---------------------------
    Gregory D. Derkacht


     /s/ Jim D. Kever         Director                                   May 25, 2005
---------------------------
       Jim D. Kever


    /s/ John E. Stokely       Director                                   May 25, 2005
---------------------------
      John E. Stokely


                                 EXHIBIT INDEX


  Exhibit No.  Description
  -----------  -----------
      3.1 Amended and Restated Certificate of Incorporation of Registrant (filed on January 26, 2005 as Annex A to the Registrant's Proxy Statement for its 2005 Annual Meeting (File No. 000-25346) and incorporated herein by reference)

      4.1 Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan, as amended February 20, 2001, March 9, 2004 and March 8, 2005 filed on May 10, 2005 as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-25346) and incorporated herein by reference)

     23.1  *   Consent of Independent Registered Public Accounting Firm
  ----------------------------------------
  *  Filed herewith.